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                                                                     EXHIBIT 8.2

                                              August 21, 2000

Young & Rubicam Inc.
285 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form F-4 (the "REGISTRATION STATEMENT") of WPP Group plc, an English public limited company ("WPP"), relating to the merger (the "MERGER") of York II Merger Corp., a Delaware corporation and an indirect, wholly owned subsidiary of WPP, with and into Young & Rubicam Inc., a Delaware corporation.

    We have participated in the preparation of the discussion set forth in the section entitled "MATERIAL TAX CONSEQUENCES" in the Registration Statement. In our opinion, such discussion, insofar as it relates to the United States federal income tax consequences of the Merger, is accurate in all material respects.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,
                                          WACHTELL, LIPTON, ROSEN & KATZ